Mimvi, Inc. Announces Investor Conference Call

SUNNYVALE, Calif., April 15, 2013 /PRNewswire/ -- Mimvi, Inc. (MIMV) has announced today it will host an investor conference call set to begin at 1:30 PM Pacific Daylight Time, on April 16, 2013. On the call presenting and available for Q&A will be the Chairman Kasian Franks, CEO Michael Poutre and CFO Kevin Conner.

In discussing the conference call, the CEO of Mimvi, Inc., Michael Poutre, stated, "We have a commitment to our shareholders as well as the investment community for maximum disclosure and communication, and for that reason we are looking forward to discussing our recent exciting developments on this conference call. Due to the high number of potential listeners and participants, we urge anyone that has a specific topic they wish to be addressed on this call to submit it immediately to: info@mimvi.com"

To participate in the conference call:

Dial In (Toll Free): 877-407-0782

Dial In (International): 201-689-8567

To listen in to the call live, visit the following link:

http://www.investorcalendar.com/IC/CEPage.asp?ID=170885

A recording of the call will be available on our website shortly after the call takes place.

ABOUT MIMVI

Headquartered in Sunnyvale, California, Mimvi, Inc. (MIMV) is a leading mobile search and discovery technology provider.  Its proprietary search and “intelligent” recommendation algorithms enable the search and discovery of Mobile Apps, Mobile Content and Mobile Products across multiple devices and platforms, including: Apple’s iPhone and iPad, Google Android, BlackBerry, Windows Phone, Facebook and web applications.  For more information, please visit: http://www.mimvi.com.

Safe Harbor Statement:

This Press Release may contain certain forward-looking statements within the meaning of the Securities Litigation Reform Act of 1995. MIMVI has tried, whenever possible, to identify these forward-looking statements using words such as “anticipates,” “believes,” “estimates,” “expects,” “plans,” “intends,” “potential” and similar expressions. These statements reflect

Mimvi’s current beliefs and are based on information currently available to it. Accordingly, such forward-looking statements involve known and unknown risks, uncertainties and other factors which could cause Mimvi’s actual results, performance or achievements to differ materially from those expressed in or implied by such statements. MIMVI undertakes no obligation to update or provide advice in the event of any change, addition or alteration to the information contained in this Press Release including such forward-looking statements.

Investor Contact:

Gerald Kieft

The WSR Group

(772) 219-7525(tel.)

IR@theWSRgroup.com

www.wallstreetresources.net/mimvi.asp